UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2015

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

a. and b.

The Company’s 2015 ASM was held on April 23, 2015.  Of the 77,140,969 shares of Common Stock entitled to vote at such meeting, 70,495,601.985 shares were present for purposes of a quorum. The voting results for each of the four proposals submitted for vote by the shareholders are set forth below.

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Proposal 1 - Three Class III Directors were elected at the meeting, for a term of three years, as follows:

Donald W. Bogus	60,268,904.051	634,647.683	328,282.251	9,263,768

Philip J. Schulz	59,894,004.084	1,018,568.687	319,261.214	9,263,768

Vincent J. Smith	60,296,092.321	614,147.674	321,593.990	9,263,768

Proposal 2 - Approval of the Amended and Restated Olin Senior Management Incentive Compensation Plan, including the approval of performance measures pursuant to Section 162(m) of the Internal Revenue Code	59,145,537.984	1,492,692.691	593,603.310	9,263,768

Proposal 3 - Conduct an advisory vote to approve the compensation for named executive officers	59,106,359.436	1,503,271.042	622,203.507	9,263,768

Proposal 4 - Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015	69,153,682.784	997,363.222	344,555.979	Not applicable.

c. and d.

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ George H. Pain
	Name:	George H. Pain
	Title:	Senior Vice President, General Counsel and Secretary

Date: April 29, 2015